SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2005

INSITE VISION INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-22332 (Commission File No.)	94-3015807 (I.R.S. Employer Identification Number

Insite Vision Incorporated
965 Atlantic Avenue
Alameda, California 94501
(Address of principal executive offices)

Registrant’s telephone number, including area code: (510) 865-8800

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On June 1, 2005, the Stock Plan and Compensation Committee of the Board of Directors of InSite Vision Incorporated (the “Company”) met and unanimously decided to award S. Kumar Chandrasekaran, Ph.D., the Company’s Chairman of the Board, President, Chief Executive Officer and Chief Financial Officer a cash bonus of $200,000, payable 10 days after the completion of enrollment of one of the AzaSite™ Phase 3 clinical trials. The bonus award was based on many factors including the Company’s recent closing of a significant equity financing, analysis that such bonus was reasonable and appropriate in light of a compensation survey of comparable companies with whom the Company competes for executive talent, and recognition of bonuses foregone in past years by Dr. Chandrasekaran.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2005
InSite Vision Incorporated
(Registrant)
By:	/s/ S. Kumar Chandrasekaran
Name:	S. Kumar Chandrasekaran, Ph. D.
Title:	Chief Executive Officer